                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                    FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):

                               January 28, 1997
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                         SYLVAN LEARNING SYSTEMS, INC.
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            (Exact name of registrant as specified in its charter)




        Maryland                  0-22844                52-1492296
    ----------------          ---------------         -----------------
(State of Incorporation) (Commission File Number)       (IRS Employer
                                                      Identification No.)


                            1000 Lancaster Street
                             Baltimore, Maryland         21202
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             (Address of principal executive offices)   (Zip Code)



                                (410) 843-8000
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                        (Registrant's telephone number)
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Item 2. Acquisition or Disposition of Assets.

     As Sylvan Learning Systems, Inc. had previously announced was its intention, on January 28, 1997, Sylvan purchased the privately held Wall Street Institute International ("WSI"), a European based franchisor and operator of learning centers where English is taught through a combination of computer-based and live instruction. Typically, the instructional programs are approximately nine months to one year in duration. With more than 170 franchised centers in operation throughout Europe and Latin America, WSI had revenues of approximately $13 million for the fiscal year ended August 31, 1996.

     Sylvan paid $2.5 million of the approximately $26 million purchase price in cash and the remainder in 714,884 shares of Sylvan common stock. Sylvan has agreed to register 209,520 of such shares under the Securities Act of 1933, as amended on or about May 1, 1997. The WSI acquisition is expected to be minimally accretive to Sylvan's fiscal 1997 earnings.

     The acquisition of WSI is an important step in Sylvan's strategy to increase its services to the adult education marketplace and to expand internationally. Sylvan began building a global network for the delivery of computer-based testing services in early 1994 through an exclusive international alliance with the Educational Testing Service (ETS). In addition to offering the English language programs, WSI locations can be utilized by Sylvan to administer certain computer-based testing programs throughout Europe and Latin America.

        WSI, which started franchising in 1991, has 82 centers in Spain with the remainder in France, Germany, Italy, Portugal, Switzerland, Mexico, Chile and Venezuela. WSI's international expansion was accomplished by selling Master Licensing agreements, with each Master Licensor obtaining franchisees to open centers in their development areas. Sylvan plans to continue this strategy to expand WSI's presence globally, with a focus on Asia and the Pacific Rim region.

        Sylvan Learning Systems, Inc. is the leading provider of educational services to families, schools and industry. It delivers computer-based testing for academic admissions, as well as for professional licensure and certification programs at more than 1,000 testing centers through its Sylvan Prometric division. The Company traditionally is known for the network of more than 600 Sylvan Learning Centers that provide personalized instructional services to students of all ages and skill levels. Also, Sylvan provides educational services under contract to public and non-public school systems through the Sylvan Contract Educational Services division, and adult professional education and training through the Caliber Learning Network, Inc.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)   Financial Statements of Business Acquired. The financial Statements
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of WSI required by Rule 3-05(b) of Rule S-X under the Securities Act of 1933, as amended will be filed by amendment within the time prescribed by the Rules under the Securities Act attached.

     (b)   Pro Forma Financial Information. The Pro Forma Financial Information
           --------------------------------
required by Article 11 or Rule S-X will be filed by amendment within the time prescribed by the Rules under the Securities Act.

     (c)   Exhibits.
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           2.1   Purchase Agreement*

           23.0  Consent of Independent Auditors.*

           99.1  Financial Statements of Acquired Business.*

           99.2  Pro Forma Financial Information.*

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* To be filed by amendment.

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                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  February 4, 1997      SYLVAN LEARNING SYSTEMS, INC.



                             By:/s/ B. Lee McGee
                                ----------------------------------------------
                                B. Lee McGee, Senior Vice President
                                  and Chief Financial Officer

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